Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

JNY - Jones Apparel Group, Inc. Concludes Formal Sale Process

Event Date/Time: Aug. 16. 2006 / 8:30AM ET

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CORPORATE PARTICIPANTS
Efthimios Sotos
Jones Apparel Group, Inc. - CFO
Peter Boneparth
Jones Apparel Group, Inc. - President & CEO

CONFERENCE CALL PARTICIPANTS
Jeffrey Edelman
UBS - Analyst
Liz Dunn
Prudential - Analyst
Margaret Mager
Goldman Sachs - Analyst
Virginia Genereux
Merrill Lynch - Analyst
Omar Saad
Credit Suisse - Analyst
Scott Frost
HSBC - Analyst
Chris Brown
Banc of America Securities - Analyst
Tom O'Neill
Barclays Capital - Analyst

PRESENTATION

Operator

Good morning and welcome to the Jones Apparel analyst conference call. All participants will be in listen-only mode. There will be an opportunity for you to ask questions at the end of today's presentation. (OPERATOR INSTRUCTIONS). This conference is being recorded. If you have any objections, please let us know by pressing star then zero now. Hearing no objections I would like to turn over the conference to Mr. Efthimios Sotos. Mr. Sotos, please begin.

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

Thank you and good morning, everyone. During today's call we will be making forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about our business. These statements are based on current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statement. For a detailed discussion of these risks and uncertainties, we direct your attention to our annual report on Form 10-K for the fiscal year ended December 31, 2005 including but not limited to the statement regarding forward-looking disclosure in Item 1-A risk factors therein and to our other filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise. I would now like to turn the call over to Peter Boneparth, President and Chief Executive Officer.

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Thank you, Thimio. Good morning everybody. As is our style, obviously we like to have conference calls after we make significant announcements and this will be no exception. Just to review historically in March the Board of Directors initiated a process to explore possible sale of the Company and, as recently as three or four weeks ago, I guess when we reported second quarter, we had indicated to you that we thought we were close to conclusion of that process.

And obviously, our press release today does in fact conclude that process. I would say that the process was thorough. It was very deliberate. At that time we also told you that we retained Goldman Sachs as a financial adviser to assist the Board. And then we also said finally certainly there were no assurances of a positive result in any sale of the Company.

At this point with today's press release we have terminated that process and the Board has concluded at this time that the best alternative to maximize shareholder value is to continue executing on the Company's strategic business plan. I think when you look behind what that means, as quite simply put, the levels of indicated interest in our opinion did not justify the sale. We clearly believe and when I say we, it's clearly a function of not only the Board's thinking of which I am a member, but also management as well, together did not believe that the current views of value by outside parties were significant enough to justify a sale of the Company at this time.

We believe there is substantial intrinsic value in this Company that has yet to be realized and again not only as a member of the Board but I'm also a substantial shareholder, so my interests are quite aligned here. I would tell everybody at this point that there was complete unanimity by both management and the Board on this issue of closing off the sale process at this point.

Myself and other members of management have been charged with the responsibility by the Board to execute the management plan that we have begun. You have obviously heard from us throughout this year, as you know, first half we began to make very significant progress in terms of process changes. Certainly, in our apparel business we have had a terrific spring. We continue to make management changes in our footwear business. We think we feel very good about where that business is going. Obviously, Barneys continues to operate on all cylinders, so this is really a point in the year where we look forward, frankly, we see an awful lot of good things and clearly, if you will, value beauty is in the eye of the holder.

Our decision today is clearly telling you that we think there is more, substantially more value that is presently contemplated by outside parties and, therefore, the decision has been made to cut off the sale process. This Company is strong. This Company is an investment-grade Company. Clearly we are in an incredible position from a liquidity standpoint to carryout and execute our plan.

As you know, not only have we done much on the product side but certainly we have embarked on a significant restructuring in terms of cost-cutting. We articulated and indicated to you on our last call that the $100 million that we had laid out earlier was clearly identifiable and well on its way to being realized. We actually believe that over time it will be substantially a larger number than that.

The brands that we carry today continue to be very strong. They continue to be market leaders in many of the spaces in which they operate. Again, proof of that is clearly the kind of spring we had in terms of retail sell throughs. We are beginning to see at the beginning in some of our apparel business, the beginning of significant margin expansion in our core, our legacy apparel business, which is quite exciting about that, quite exciting for us.

And we continue to see signs in our other businesses that as we come out of 2006 and the department store environment stabilizes and we go into 2007, we will be extremely well positioned to service our very large customers in a way that perhaps nobody else can given the breadth and depth of our products and our capabilities and distribution and sourcing.

Certainly, we are committed to continuing to deliver fair value to our shareholders. Obviously the Company continues to have repurchase authorization under its current buyback. We obviously continue to pay a dividend. We are constantly looking at ways to maximize shareholder value. That process I should say will continue, but at this point the process of conducting a sale of the Company has ended, and I should also add at this point while it was never contemplated, although some people had indicated otherwise that we were contemplating the sale of pieces of the business, that was never contemplated and that is certainly not currently contemplated by this management team or this Board of Directors.

We are, I should say publicly, we want to thank the Jones Apparel Group employees who participated in this process. In addition to everything else we asked them to do, which they do at a very high level, they obviously had some level of distraction in dealing with this process. We think it is going to be a positive effect to get people back to focus strictly on their business.

I think people are excited about fall and excited again where we go beyond fall as we get into 2007. So not much more to say outside of that. We would be happy to take some questions. I think the key takeaways from our perspective is we feel very strongly about the intrinsic value of this Company. We feel very strongly that at this particular time, it would not make any sense to sell this Company, as the levels indicated by outside parties, and we feel very strongly that the management team here has been charged by the Board with the responsibility of realizing that long-term shareholder value through the execution of our strategic plan. I think with that I would be happy to open it up the questions and go from there.

Operator

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Jeffrey Edelman, UBS.

Jeffrey Edelman - UBS - Analyst

Peter, two questions. One, could you sort of list the more nearer-term priorities in terms of utilization of your cash flow and, secondly, could you talk about your own plans as we look out into the future?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Let me take the second question first, Jeff. Again very clear understanding with the Board that I am charged with the responsibility of executing the plan that we have laid out. When you think about it, if they didn't think the plan was sound, they'd be obviously much more interested in hitting a bid to sell the Company than otherwise.

So I feel very confident in not only my ability but the ability of the management team we have assembled here to execute on the strategy that we have laid out to the Board and very committed to following through on that strategy. And again I think the Board has given me specific responsibility to make sure that that management plan in fact is realized.

I think in terms of our cash flow as you know our consistent position has been we have used it for a number of different avenues. Certainly over the last year and a half or so since the acquisition of Barneys, we have been focused not on acquisitions. We continue to be focused on execution of our internal process changes and driving cost savings. We will continue to use our strong balance sheet which will allow us to make good decisions in that regard, closing distribution centers and whatnot, where we think we can create value.

That obviously requires some cash to do that which we have. We continue to have authorization under our share repurchase which we obviously will continue to use opportunistically. The history of this Company has been when we get share purchase reauthorization, we use it. And then when it gets used up, we typically go back to the Board and have that discussion about whether it is appropriate in fact to get more. I don't think that process will in any way change.

We will continue to pay a dividend in this Company, as far as we know it, today, so it is going to be a very balanced approach. We are an investment-grade company. We take debt rating seriously. We are going to continue to balance. We think it is competitive advantage as a public company to stay investment-grade. Clearly in a sale process, that would have been a different discussion but from my vantage point running this Company as a public entity, we do treat the balance sheet with a lot of integrity. And we think it is a very important part frankly of our competitive advantage.

Operator

Liz Dunn, Prudential.

Liz Dunn - Prudential - Analyst

Is there anything that you can share with us as to what you think is a fair value for the Company and if you think that obviously the market is undervaluing your stock, then why wouldn't you be out there more aggressively buying back stock at this time?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

I would say on the question of value, obviously that is a tough one for me to answer clearly. What we have laid out to you when we see the $100 million plus in cost savings, we see margin expansion. When we do our own analysis there, we obviously feel that over the near and longer-term as we get in certainly '07, there is a lot of value creation here. I know that not giving you a number, Liz, but suffice it to say, I think with the data points we have given you, you can get some feel of kind of where we think the profitability can go.

I think in terms of share repurchase, again, I think we have been aggressive to this point. We continue to be opportunistic. What I want to express is that we obviously have a great balance sheet. We have enormous amount of liquidity. Given our current stock repurchase, we're obviously going to be out there when we think it is appropriate to use that. And again when I look at the history of this Company, it has been quite simple to go back to the Board and have the discussion when in fact, that's over about the fact it makes more sense to engage in further stock repurchase at that time.

So I wouldn't say that we're going to be -- I wouldn't read into a lack of aggressiveness on our part at all by not expanding our stock purchase. We just didn't feel it was particularly necessary given that we had some authority as well today.

Operator

Margaret Mager, Goldman Sachs.

Margaret Mager - Goldman Sachs - Analyst

A couple of questions. I was just wondering if you could talk at all about where the private equity players differed in terms of their view on the Company and its potential. Was there -- was it anything specific, the department store business, the Barneys' outlook, anything that would shed some light on where the difference of opinion with regard to the outlook for the Company lay?

And then I'm also curious, Peter, why wouldn't you consider selling pieces of the Company? Why does it have to be all or nothing situation? And then also could you talk about the guidance for 2006, and I don't know if Wes is there or if someone could review the guidance for 2006 and update us if there is any update there or just provide a reiteration of the guidance? Thanks.

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Let me handle the last part first, Margaret. Since we spoke to you three or four weeks ago, our guidance for the year remains unchanged. That's an easy one.

What I would say is rather than getting into a discussion about their views, because I can't speak for them. I think that when you look at this, I think it is very -- it would be safe to say that the analogy I'd like to use is that we have a house that actually was needed to be remodeled in a number of different areas. And when you have a remodeled house, as the owner of that house you remodeled, you're very confident in your plans. You believe very strongly that you're making the right changes to that house, and you know we live in a great neighborhood. And the question is what is the buyer willing to pay for that remodeled before he sees -- before they see that remodel completed. And I really think that is a very appropriate analogy here.

As the remodeler of that house we know what we're doing. I think it starts to come through in our results. The question is at the end of the day whether the buyer of that remodeled house wants to see it finished before they purchase it. And I think that is kind of where we ended up. So rather than getting into a specific discussion about the businesses, I think, given the point in time we are, I think that is probably a very appropriate analogy.

Margaret Mager - Goldman Sachs - Analyst

Okay. And then how about selling in pieces and another question why is an investment-grade rating the most important thing that you have consistently prioritized that, so why would you not pursue a levered recap of the Company, for example, given your view of the future?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

I don't think we said it's the most important thing. We said it's one of the things that we think gives us the competitive advantage. And I think that our view there is that having the latitude on our balance sheet over the years have given us great flexibility, whether it be the purchase of Barneys, obviously, or other things to go out and do the kind of things we need to do.

So I think at this particular point, clearly, as optimistic as we are about the future, we also think it is always prudent to maintain a very strong balance sheet, and we think we can achieve our objective of creating shareholder value and maintaining a strong balance sheet at the same time. The idea of doing a leveraged recap at this time is not presently under consideration.

As far as the sale of the parts of the business, I think our long-standing strategic view is that our brands cut across many different product categories. And we think there's just tremendous value when in fact they're working on the right cylinder, owning them all in those particular different products spaces. That's obviously ex Barneys which shows we operate outside our Main Street business. Barneys, we have concluded, they're a very high growth vehicle in an area that obviously demographically we don't speak to. And I think it's certainly proving that to be the case in all fronts. So we do. We continue to hold fast to belief that the whole is worth more than the sum of the parts at this particular point.

Margaret Mager - Goldman Sachs - Analyst

Thanks, Peter. Good luck as we go forward.

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Thanks, Margaret.

Operator

Virginia Genereux, Merrill Lynch.

Virginia Genereux - Merrill Lynch - Analyst

Thanks. Most of my questions have been answered. But Peter, you mentioned you have seen the beginnings of margin expansion in the legacy, the sort of core apparel businesses and you certainly -- margins in those on the better side were up in the first half. Can you just reiterate again what is driving that sort of margin improvement?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Sure. No question, Virginia, it starts with great products so obviously from that point of view we certainly had better sell-throughs. But I think there is more to it. I think that some of the process changes we have begun to implement in terms of sourcing, in terms of being on time have also allowed us a better cushion, if you will, on our gross margin line to deal with obviously sell-through problems that may arise throughout the quarter or throughout the season.

I think that those process changes again so you see gross margin issues and you also see better expense control. Much of the restructuring that we are doing, the $100 million, it directly impacts our core legacy apparel business. So on the expense side, you are seeing, whether it be the closing of the distribution center or the moving of preproduction processes offshore, you're seeing the beginning of that start to take hold as well. That will continue to pick up steam throughout '06 and will be really much full throttle in '07.

Virginia Genereux - Merrill Lynch - Analyst

Okay. And I think you said too, Peter, that you expected the sort of 30 of a $100 million in restructuring this year, not much of that netting to the bottom line because of sort of Federated reductions, but an incremental 70 next year? Is that --

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

That is correct. That is correct. What we said at the time is that what we're very pleased with is we have identified the 100. We actually now have a great deal of confidence over time that it will be more than that.

Virginia Genereux - Merrill Lynch - Analyst

But you think that 70 nets to the operating line next year?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

We feel good about that number. Obviously, we haven't talked at all about '07 numbers but yes, that $100 million is a good number for us.

Virginia Genereux - Merrill Lynch - Analyst

Okay. And lastly, is there any -- I mean I think you've said in some filings that there were some systems rollout in connection, some sort of in connection with the restructuring. Can you tell us where you are on the sort of IT front and if you think there is any sort of execution risk around that?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

We are right in the belly of the beast right now. We are in the middle of -- we are implementing SAP. We are doing it we think -- we'd like to think we're doing it quite intelligently. It is very much on track. We are doing it with a very significant risk mitigation strategy. We're doing very little or virtually no customization. We're doing it slowly by division and right now we feel very confident in our ability to execute SAP. That will be a rolling implementation, Virginia, really over the next four quarters if you will.

Operator

Omar Saad, Credit Suisse.

Omar Saad - Credit Suisse - Analyst

Peter, you had mentioned kind of going back and looking at your long-term strategy and you and the Board agreeing, management team and the Board agreeing that it is the best option is to continue to pursue it. Hoping you can remind us of what some of the key elements of your strategy are?

I think we're all pretty clear on what you're doing with Barneys, but maybe you can give us some -- a few more insights on the footwear, on the moderate, and the better side where you think the best opportunities are and how we can kind of track your success over time?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Sure. I mean I think the overall strategy is to continue to be diversified and you know we always point to the example had we not done some of the things we have done from a diversification standpoint and Federated and May Company had happened, we would be in a far worse position than we were today, so clearly, diversification by product and distribution channel has been a significant part of the strategy. Obviously, Barneys represents, if you will, the extreme of that, that you can't get any more diversified than that from where we stand today.

I think from a -- in each of the businesses we have a strategy but the global strategy is clearly to protect and enhance our existing brands and to continue to develop new brands. So I think that when you look at our tracking our strategy I think when you start when you look at market share numbers for brands like Nine West and Jones, I think that is a very important indicator of the health of our businesses. Clearly going forward, we not only want to maintain our position, we want to enhance them. Clearly we feel extremely good about the Jones portion of that statement, and we frankly think we have some work to do on Nine West, but you know we're seeing some signs that we're really in the right place.

I think that clearly we look very strongly on returns on invested capital. We look very strongly on ultimately realizing shareholder value. And so it is a long discussion and each of these businesses look different. In the moderate business we have made a lot of process changes year in half ago. Where we are there today is the ability to compete we think like nobody else on the market side to be responsive to the specific needs of our retail partners.

Very difficult business to execute, lots of different brands but we are doing it. In our denim business we continue to grow market share in our Gloria Vanderbilt business. We continue to believe in the turnaround of l.e.i. in the back half of 2006 and certainly going into 2007. So in each case I would say there is a different story, but the global strategy has been we stay very cash-flow focused. We stay very much focused on inventory control and we obviously believe over the long-term that is going to provide very, very good returns for our shareholders.

Operator

Scott Frost, HSBC.

Scott Frost - HSBC - Analyst

Could you give us any indication as to how far apart you guys were from private bidders as to what the Company was worth, and could you also go over what -- if you were, for whatever reason, to lose your investment-grade rating, what would sort of the incremental costs be to Jones?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

The first question I don't think is really relevant to the discussion. I think that's -- I'm not going to comment on what the ultimate bids were or were not.

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

With regards to the second part of your question, Scott, as it relates --

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Jump in on that one?

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

As it relates to incremental cost, if you look at our capital structure you'll see that the bulk of the liability side of the balance sheet is really fixed primarily as a result of the $750 million of long-term senior secured or senior unsecured notes that we have got. Those are fixed-rates so despite regardless of what transpires with our credit rating, those interest rates are not going to move.

So really it only becomes a relevant discussion as it relates to our variable rate debt which is our senior revolving credit facilities that we have got in place. There is a pricing matrix that is credit rate driven, credit rating driven and the incremental cost to us are going to be fairly immaterial to the overall size of the business given our levels of borrowing etc. and the cash-flow we generate. So we wouldn't look at that as being a huge outlining risk for us that's going to impede our strategy go forward.

Scott Frost - HSBC - Analyst

I'm sorry. It would not be?

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

It is not going to impede us from executing our strategy go forward.

Scott Frost - HSBC - Analyst

Then I am not clear on why the investment-grade rating then is so important to you.

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

The investment-grade rating gives us flexibility.

Scott Frost - HSBC - Analyst

To again acquire companies or whatever you need to do to drive shareholder value, right?

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

Well I think Peter outlined it very well. I mean there are really three avenues that we are considering as it relates to our cash flow generation. And they remain the same today as they were over the last few years, be it share repo dividend or acquisition. So having that flexibility we feel is still important to us.

Operator

Chris Brown, Banc of America Securities.

Chris Brown - Banc of America Securities - Analyst

Just real quick, have you had any discussions with the agencies so far and any thoughts on whether you could keep your investment-grade ratings? And then secondly, going back to the house analogy why did you put yourself up for sale in the first place and once you fixed the house, would it lead you to put yourself up for sale again?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Let me comment on the second part. Thimio can handle the first. I would -- why the Company (indiscernible) for sale, I think the Company felt and the Board felt that at the current time given what we thought was going on at the Company and given where the stock price was, we thought that there was an opportunity to see with the private equity investors whether in fact it would be better off for the shareholders, could they be rewarded in the middle of that "remodeling process" if you will. So I think that was their thought process there and so we went through that exercise. In terms of commenting and speculating on the future, I think I can only say obviously that we stand by the press release. The process is closed. We're going back to business at this point.

Efthimios Sotos - Jones Apparel Group, Inc. - CFO

This is Thimio. Let me tackle your first question regarding discussions with the rating agencies. I think it is fair to say that for a very long period of time we have engaged in a very open dialog with both agencies whether it is S&P or Moody's. We do have a very active dialogue with them, very open door. We try to chat with them as often as reasonably possible to keep them attune of what we're thinking about. Clearly there is a lot of moving pieces as it relates to that, but I think it is fair to say that we do try to maintain an open dialog.

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

Operator, I am going to take one more question at this point so we can let everybody get back to their jobs.

Operator

Yes, sir. Bill Nonneman, Barclays Capital.

Tom O'Neill - Barclays Capital - Analyst

This is actually Tom O'Neill from Barclays Capital. You did mention that the investment-grade rating was important to you. As a public company you are on review at the lowest Triple-B level. How confident are you that you can maintain your investment-grade rating? What are you going to tell the rating agencies with respect to what you are going to do going forward? I guess the concern the fixed-income market is that you have kind of pushed the envelope in terms of potential financial aggressiveness. What are you going to do to sort of make up for that?

Peter Boneparth - Jones Apparel Group, Inc. - President & CEO

I think in closing, I think that's a great closing. We're going to execute our business plan. The same things we have been telling Wall Street we have been telling our Board. We are an open book. This is what we're going to do. This is how we're going to get there. This is where the margin improvement is going to come from. And we are going to lay out our case.

So that is what we intend to do. That is how we operate. We operate with a great deal of transparency financially and we feel, as I said, from the beginning, to wrap up, we feel very good about that plan. We think it's a very good plan for shareholders. And we are -- to begin we are confident. We are excited about it. We're starting to see very early signs that reflected in the results specifically in the first half that many of the things that we talked about last year in fact are starting to work. So with that, I'm going to close up call. Again thanks all of you for attending. I want to thank again the Jones Apparel Group employees who did all the hard work to make this happen and will continue to make the hard work happen to continue to build shareholder value. Have a great day everybody.

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